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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 27, 2020, relating to the consolidated financial statements of Collegium Pharmaceutical, Inc. and the effectiveness of Collegium Pharmaceutical, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Collegium Pharmaceutical, Inc. for the year ended December 31, 2019, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 16, 2020

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM